                                                                    Exhibit 99.1


                            SECTION 906 CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), each of the undersigned hereby certifies that, to the best of his or her knowledge:

1. The Company's Annual Report on Form 10-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by this Report and the results of operations of the Company for the period covered by this Report.



Date: March 13, 2003                   By: /s/ RANDALL E. WOODS
                                           -------------------------------------
                                           Randall E. Woods
                                           President and Chief Executive Officer



Date: March 13, 2003                   By: /s/ CAROLYN M. FELZER
                                           -------------------------------------
                                           Carolyn M. Felzer
                                           Vice President and Controller